                                  EXHIBIT 3(b)
                                                          FEDERAL IDENTIFICATION
                                                          No. 04-2436093

                       The Commonwealth of Massachusetts

                             William Francis Galvin

                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,                 Neal F. Finnegan                        ,  President
     ------------------------------------------------------
and                 Eric R. Fischer                        ,  Clerk
     ------------------------------------------------------
of                  UST Corp.
     --------------------------------------------------------------------,
                          (Exact name of corporation)

located at:     40 Court Street, Boston, Massachusetts   02108           .
             ------------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting article numbered:

                                   Three (3)
--------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on

      June 10       ,  1998, by vote of:      20,244,825      shares of
-------------------                     --------------------

    UST Corp. Common Stock       of    29,878,628     shares outstanding.
--------------------------------     ----------------
(type, class & series, if any)
    par value of $0.625


being at least a majority of each type, class or series outstanding and entitled to vote thereon:

VOTED: to amend the Corporation's Restated Articles of Organization to increase the number of authorized shares of the Corporation's Common Stock from 45,000,000 to 75,000,000

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To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


   WITHOUT PAR VALUE STOCKS                  WITH PAR VALUE STOCKS
-------------------------------      --------------------------------------
   TYPE       NUMBER OF SHARES        TYPE    NUMBER OF SHARES    PAR VALUE
----------   ------------------      ----    ----------------    ----------
Common:                             Common:     45,000,000           $0.625

Preferred:                          Preferred:   4,000,000           $1.00

                               (300,000 Series A Junior Participating @ 1.00)


Change the total authorized to:


   WITHOUT PAR VALUE STOCKS                  WITH PAR VALUE STOCKS
-------------------------------      --------------------------------------
   TYPE       NUMBER OF SHARES        TYPE    NUMBER OF SHARES    PAR VALUE
----------   ------------------      ----    ----------------    ----------
Common:                             Common:     75,000,000           $0.625

Preferred:                          Preferred:   4,000,000           $1.00

                               (300,000 Series A Junior Participating @ 1.00)


The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                     -----------------------------------------.

SIGNED UNDER THE PENALTIES OF PERJURY, this   18th   day of   June, 1998 .
                                            --------        -------   ---

/s/ Neal F. Finnegan          , President
-----------------------------
Neal F. Finnegan

/s/ Eric R. Fischer          , Clerk
-----------------------------
Eric R. Fischer

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


===========================================================================


I hereby approve the within Articles of Amendment, and the filing fee in the amount of $30,000 having been paid, said article is deemed to have been filed with me this 22nd day of June, 1998.


                           /s/ William Francis Galvin

                             William Francis Galvin
                         Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:


                                Eric R. Fischer
                    ----------------------------------------
                                40 Court Street
                    ----------------------------------------
                             Boston, Massachusetts
                    ----------------------------------------
                                 (617) 726-7377